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Exhibit 11.  Computation Re: Earnings Per Share
                       (dollars in thousands, except per share amounts)


                           ---------------------------------------------------  ----------------------------------------------------
                                        Three Months Ended,                                          Six Months Ended,
                           ---------------------------------------------------  ----------------------------------------------------
                                 June 30, 2001             June 30, 2000                 June 30, 2001              June 30, 2000
                           ----------------------- ---------------------------  ------------------------- --------------------------
                                  Weighted   Per            Weighted    Per             Weighted    Per            Weighted    Per
                                   Average  Share            Average   Share             Average   Share            Average   Share
                           Income  Shares   Amount  Income   Shares    Amount   Income   Shares    Amount  Income   Shares   Amount
                           ------ -------- ------- ------- ---------  -------   ------  --------  -------  ------- --------  -------

Basic Earnings per
   Common Share
Income available to
   common shareholders     $2,474  6,543   $0.38   $2,292    6,518    $0.35     $4,805    6,542    $0.73   $4,182   6,552    $0.64
                                           =======                    =======                     =======                    =======

Effect of Dilutive Shares
Options issued to
   management                         31                        23                           23                        26
                                  --------                 ---------                    --------                   --------

Diluted Earnings per
   Common Share            $2,474  6,574   $0.38   $2,292    6,541    $0.35     $4,805    6,565    $0.73   $4,182   6,578    $0.64
                           ====== ======== ======= ======= =========  =======   ======  ========  =======  ======= ========  =======
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